UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2006
Siebel Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-20725	94-3187233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2207 Bridgepointe Parkway
San Mateo, CA 94404
(Address of principal executive offices, including zip code)
(650) 477-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Adoption of Cooperation, Document Preservation and Document Access Agreement.
On January 24, 2006, the Board of Directors of Siebel Systems, Inc. (the “Company”) approved entering into a Cooperation, Document Preservation and Document Access Agreement (the “Cooperation Agreement”) with certain current and former executive and other officers and directors of the Company. Pursuant to the Cooperation Agreement, the Company and such persons will cooperate with each other to compile, share and retain a collective pool of documents as necessary to fulfill their ongoing document retention obligations relating to certain ongoing legal proceedings, and to implement whatever legal defenses may be available to such parties and/or the Company’s anticipated successor entity, Oracle Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBEL SYSTEMS, INC.
By:	/s/ George T. Shaheen
George T. Shaheen
Chief Executive Officer

Dated: January 30, 2006

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